DREYFUS FOUNDERS FUNDS, INC.
                    DISTRIBUTION PLAN FOR CLASSES B, C AND T


      1. Dreyfus Founders Funds, Inc. (the "Fund") is registered as an open-end management investment company under the Investment Company Act of 1940 (the "Act") and is authorized to issue shares of capital stock in separate series, with each series representing interests in a separate portfolio of securities and other assets. Pursuant to Section 12(b) of the Act and the rules and regulations thereunder as the same may be issued or amended from time to time, and specifically pursuant to Rule 12b-1 (the "Rule"), the Company has adopted this Distribution Plan (the "Plan"). The Plan is designed to comply with the requirements of the Rule. The Plan pertains to each series of the Fund, and each class of shares of each series, set forth on Exhibit A hereto, as such Exhibit may be revised from time to time (each, a "Class"). Under the Plan, the Fund pays the Fund's distributor (the "Distributor") for distributing shares of each Class. The Plan is as follows:

      2. The Fund shall pay to the Distributor a fee for distribution services in respect of each Class at the applicable annual rate set forth on Exhibit A. Such services may include payments by the Distributor to compensate banks, broker/dealers and other financial institutions that have entered into written agreements with the Distributor with respect to advertising, marketing and other distribution services for the applicable Class of shares.

      3. For the purposes of determining the fees payable under this Plan, the value of the Fund's net assets attributable to each Class shall be computed in the manner specified in the Fund's charter documents, prospectus and statement of additional information as then in effect for the computation of the value of the Fund's net assets attributable to such Class.

      4. The Fund's Board shall be provided, at least quarterly, with a written report of all amounts expended pursuant to this Plan. The report shall state the purpose for which the amounts were expended.

      5. As to each Class, this Plan will become effective at such time as is specified by the Fund's Board, provided that the Plan is approved with respect to such Class by a majority of the Board members, including a majority of the Board members who are not "interested persons" (as defined in the Act) of the Fund and have no direct or indirect financial interest in the operation of this Plan or in any agreements entered into in connection with this Plan (the "Independent Directors"), pursuant to a vote cast in person at a meeting called for the purpose of voting on the approval of this Plan.

      6. As to each Class, this Plan shall continue for a period of one year from its effective date, unless earlier terminated in accordance with its terms, and thereafter shall continue automatically for successive annual periods, provided such continuance is approved at least annually in the manner provided in paragraph 5 hereof.

      7. As to each Class, this Plan may be amended at any time by the Fund's Board, provided that (a) any amendment to increase materially the costs which such Class may bear pursuant to this Plan shall be effective only upon approval by a vote of the holders of a majority of the outstanding shares of such Class, and (b) any material amendments of the terms of this Plan shall become effective only upon approval as provided in paragraph 5 hereof.

      8. As to each Class, this Plan is terminable without penalty at any time by (a) vote of a majority of the Independent Directors, or (b) vote of the holders of a majority of the outstanding shares of such Class.

      9. While the Plan is in effect, the selection and nomination of those Board members who are Independent Directors shall be committed to the discretion of the Independent Directors.

      10. To the extent that any payments made by the Fund on behalf of a Class pursuant to its investment advisory agreement with Founders Asset Management LLC ("Founders") are considered to be "primarily intended to result in the sale of shares" of the Class within the meaning of the Rule, such payments, when made by the Fund pursuant to the investment advisory agreement, are authorized under the Plan. Any distribution expenses relating to the sale of shares of any Class incurred by Founders are in addition to distribution fee paid by the Fund pursuant to paragraph 2 above. To the extent that any management fee paid by the Fund pursuant to its investment advisory agreement with Founders might be considered to be indirectly financing any activity which is "primarily intended to result in the sale of shares" of any Class within the meaning of the Rule, the payment of such management fee is authorized under the Plan. Adoption of the Plan shall not be deemed to mean that any payments made by the Fund and authorized by the Plan pursuant to this paragraph 10 constitute distribution expenses within the meaning of the Rule, or that payment of distribution expenses by Founders constitutes the indirect payment of distribution expenses by the Fund.

      11. The Fund shall preserve copies of the Plan and all reports made pursuant to paragraph 4 above for a period of not less than six years from the date of the Plan and such reports, respectively, and shall preserve the Plan and such reports for the first two years in an easily accessible place.

Dated:  December 31, 1999




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

                                    EXHIBIT A


                                          Fee as a Percentage of
Names of Series and Classes               Average Daily Net Assets
---------------------------               ------------------------

Dreyfus Founders Balanced Fund
------------------------------
   Class B                                      0.75%
   Class C                                      0.75%
   Class T                                      0.25%

Dreyfus Founders Discovery Fund
-------------------------------
   Class B                                      0.75%
   Class C                                      0.75%
   Class T                                      0.25%

Dreyfus Founders Focus Fund
---------------------------
   Class B                                      0.75%
   Class C                                      0.75%
   Class T                                      0.25%

Dreyfus Founders Growth Fund
----------------------------
   Class B                                      0.75%
   Class C                                      0.75%
   Class T                                      0.25%

Dreyfus Founders Growth and Income Fund
---------------------------------------
   Class B                                      0.75%
   Class C                                      0.75%
   Class T                                      0.25%

Dreyfus Founders International Equity Fund
------------------------------------------
   Class B                                      0.75%
   Class C                                      0.75%
   Class T                                      0.25%

Dreyfus Founders Mid-Cap Growth Fund
------------------------------------
   Class B                                      0.75%
   Class C                                      0.75%
   Class T                                      0.25%

Dreyfus Founders Passport Fund
------------------------------
   Class B                                      0.75%
   Class C                                      0.75%
   Class T                                      0.25%

Dreyfus Founders Worldwide Growth Fund
--------------------------------------
   Class B                                      0.75%
   Class C                                      0.75%
   Class T                                      0.25%
































                                       A-2